UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 13, 2015, Asta Funding, Inc. (the “Company”) received a staff determination letter from Nasdaq (“Nasdaq”) stating that the Company was not in compliance with its rules for continued listing, Rule 5250(c)(1), because it has not timely filed its Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarterly period ended March 31, 2015. In addition, on February 11, 2015, the Company received a staff determination letter from Nasdaq stating that the Company was not incompliance with its rules for continued listing, Rule 5250( c) (1) because it had not timely filed its Form 10-Q for the quarterly period ended December 31, 2014. Also, on January 5, 2015, the Company received a staff determination letter because the Company did not file its Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended September 30, 2014. In the January 5, 2015 letter, Nasdaq indicated that the Company had 60 days to submit a plan to regain compliance. The Company filed its plan on March 6, 2015. The plan was timely submitted by the Company, and the Nasdaq Staff has granted the Company 180 calendar days from the due date of the Form 10-K (or June 29, 2015) to regain compliance.

As disclosed in the Company’s Form 12b-25, Notification of Late Filing, filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2014, the Company experienced delays in the collection, compilation and analysis of certain information that may be included in the Form 10-K. As previously reported, the Company has received several comment letters beginning on March 7, 2014 from the SEC, the last dated October 6, 2014, concerning its Form 10-K for the fiscal year ended September 30, 2013. The SEC requested, among other things, information concerning the Company’s revenue recognition policy on consumer receivables acquired for liquidation and the Company’s application of accounting principles generally accepted in the United States (“GAAP”) thereon. The Company is in the process of continuing to address the questions raised by the SEC. The Company accounts for its investment in consumer receivables acquired for liquidation under ASC 310-30 - Loans and Debt Securities Acquired with Deteriorated Credit Quality.

The Company intends to file the Form 10-K and Form 10-Q’s with the SEC as soon as it clears the SEC comments. If, however, for any reason it is unable to file the Form 10-K and Form 10-Q’s on or before June 29, 2015, the Company’s common stock would be delisted from Nasdaq, unless the Company would prevail at a hearing, of which there can be no assurance.

If our common stock is delisted from Nasdaq and traded in the over-the-counter market, which is not a national securities exchange, it may be detrimental to investors.

If our common stock is delisted from the Nasdaq Stock Market and then traded in the over-the-counter (OTC) market, as compared to a national securities exchange, the OTC market generally has limited trading volume and exhibits a wide spread between the bid/ask quotations. We cannot predict whether an active market for our common stock will be maintained in the future if our common stock is delisted from Nasdaq. In the absence of an active trading market: investors may have difficulty buying and selling our common stock or obtaining market quotations; market visibility for our common stock may be limited; and a lack of visibility for our common stock may have a depressive effect on the mark for our common stock.

Except for historical information contained herein, the matters set forth in this Form 8-K may be “forward-looking” statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. Factors that could contribute to such differences include those identified in the Company’s Form 10-K for the fiscal year ended September 30, 2013, Form 10-Q for the quarter ended June 30, 2014 and those described from time to time in the Company’s other filings with the SEC, news releases and other communications.

On May 19, 2015, the Company issued a press release announcing its receipt of the Nasdaq letter. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1         Press Release dated May 19, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: May 19, 2015

	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 19, 2015